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                                                                   EXHIBIT 99.21

                                 FIRST AMENDMENT
                                       TO
                     SERIES A COMMON STOCK PURCHASE WARRANT

         This FIRST AMENDMENT TO SERIES A COMMON STOCK PURCHASE WARRANT (this "Amendment") is made effective as of March 23, 2001 between GAINSCO, INC., a Texas corporation ("GNA"), and Goff Moore Strategic Partners, L.P., a Texas limited partnership ("Holder").

         WHEREAS, GNA issued the Series A Common Stock Purchase Warrant dated October 4, 1999 (the "Warrant") to Holder; and

         WHEREAS, GNA and Holder desire to amend the Warrant as more particularly set forth below.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, GNA and Holder agree as follows:

         1. EXERCISE PRICE. The definition of "Exercise Price" contained in the Warrant is hereby amended from $6.375 per share to an amount equal to the initial Series B Conversion Price as such term is determined and defined in the Statement of Resolution filed with the Secretary of State of the State of Texas to establish and designate the Series B Convertible Redeemable Preferred Stock of GNA.

         2. EXERCISE PERIOD. Section 2 of the Warrant is hereby amended to read in its entirety as follows:

                  "2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time during the period commencing on July 1, 2001 and ending at 5:00 p.m. Fort Worth, Texas time, on October 4, 2004 (the "Exercise Period")."

                  3. RATIFICATION. Except as expressly amended hereby, the Warrant shall remain in full force and effect and is hereby ratified, approved and confirmed.

                  4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         5. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.



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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives all as of the day and year first above written.


                         GAINSCO, INC.


                         By:      /s/ Glenn W. Anderson
                             --------------------------------------------------
                             Glenn W. Anderson
                             President and Chief Executive Officer



                         GOFF MOORE STRATEGIC PARTNERS, L.P.,
                            a Texas limited partnership


                         By: GMSP Operating Partners, L.P., its general partner
                         By: GMSP, L.L.C., its general partner


                              By:  /s/ J. Randall Chappel
                                 ----------------------------------------------
                                 J. Randall Chappel, Principal




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